Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 16, 2021, relating to the consolidated financial statements which appear in Track Group, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2021.

Denver, Colorado
May 16, 2022